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                                                                     EXHIBIT 3.2

                                     BYLAWS
                                       OF
                       NATIONWIDE HEALTH PROPERTIES, INC.
                    AS AMENDED AND RESTATED JANUARY 19, 1996


                                   ARTICLE I

                                    OFFICES

          Section 1.  Registered Office.  The registered office of the
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corporation shall be established and maintained at the office of THE CORPORATION
TRUST INCORPORATED, 32 South Street, Baltimore, Maryland 21202, and said THE CORPORATION TRUST INCORPORATED be the registered agent of this corporation in charge thereof.

          Section 2.  Other Offices.  The corporation may establish such other
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offices, within or without the State of Maryland, at such place or places as the
Board of Directors from time to time may designate, or which the business of the corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

          Section 1.  Annual Meetings.  Annual meetings of stockholders for the
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election of Directors and for such other business as may be stated in the notice of the meeting, shall be held on a date and at a time designated by the Board of Directors at such place, within or without the State of Maryland, as the Board of Directors by resolution shall determine, and as set forth in the notice of the meeting.

          If the date of the annual meeting shall fall on a legal holiday of the state in which the meeting is to be held, the meeting shall be held on the next succeeding business day.

          Section 2.  Special Meetings.  Special meetings of the stockholders,
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for any purpose or purposes, may be called by the Chairman, the Chief Executive
Officer, the President, by a majority of the Board of Directors or by a majority of the Independent Directors and shall be called by an officer upon written request of stockholders holding in the aggregate not less than 10% of the outstanding shares entitled to vote on the business proposed to be transacted thereat. Such meetings may be held at such time and place, within or without the State of Maryland, as shall be stated in the notice of the meeting. The call of a special meeting shall state the nature of the business to be transacted and no other business shall be considered at the meeting. A special meeting may be called for the purpose of removing a Director.

          Section 3.  Notice of Meetings.  Written or printed notice, stating
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the place, date and time of the meeting, and, in

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the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, by United States mail, postage prepaid, not less than twenty (20) nor more than sixty (60) days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all stockholders entitled to vote thereat.

          Section 4.  Voting.  At each annual meeting the stockholders entitled
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to vote shall elect a Board of Directors, and they may transact such other corporate business as shall be stated in the notice of the meeting. The vote for Directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. All elections of Directors shall be by a plurality of the votes cast, and all questions shall be decided by a majority vote, except as otherwise provided by the Articles of Incorporation or by the laws of the State of Maryland.

          The Directors may fix a day not more than sixty (60) days prior to the holding of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at any such meeting.

          Each stockholder entitled to vote, in accordance with the terms of the Articles of Incorporation and the provisions of these Bylaws, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. In no case shall any proxy be given for a period in excess of ten (10) years from the date of its execution.

          Section 5.  Quorum.  Except as provided in the next section hereof,
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any number of stockholders together holding a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If, at any meeting, less than a quorum shall be present or represented, those present, either in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock shall be present, at which time any business may be transacted which might have been transacted at the meeting as originally noticed.

          Section 6.  Action Without Meeting.  Except for the election of
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Directors, any action to be taken by the stockholders may be taken without a meeting, if, prior to such action, all stockholders entitled to vote thereon shall consent in writing to such action being taken, and such consent shall be treated for all

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purposes as a vote at a meeting.

                                  ARTICLE III

                                   DIRECTORS

          Section 1.  Number and Term.  The number of Directors shall not be
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less than five (5) nor more than nine (9) until changed by amendment of these
Bylaws. The exact number of Directors shall be six (6) until changed, within the limit specified, by a Bylaw amending this section duly adopted by the Board of Directors or stockholders. The Directors shall be elected at the annual meeting of stockholders, and each Director shall be elected to serve until his successor shall be elected and shall have qualified. In no case shall the number of Directors be less than five (5), unless changed by an amendment to the Articles of Incorporation.

          The Board of Directors of this corporation shall be classified into three groups. Each group of Directors shall be elected for successive terms ending at the annual meeting of stockholders the third year after election.

          Directors need not be stockholders.

          Section 2.  Independent Directors.  At least a majority of the entire
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Board of Directors shall be Independent Directors.  An Independent Director shall mean a Director who is not, directly or indirectly, an Affiliate of the Advisor of the corporation. An Affiliate of the Advisor shall mean a person who: (a) is an officer or director or employee of the Advisor; (b) beneficially owns 5% or more of any class of equity securities of the Advisor because of the power to vote, sell, or exercise a right to acquire such securities; (c) is an officer, director or employee of, or beneficially owns 5% or more of any class of equity securities of, an entity that controls, is controlled by or is under common control with the Advisor; or (d) has a member of his or her immediate family who has one of the foregoing relationships with the Advisor.

          Section 3.  Quorum.  A majority of the Directors shall constitute a
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quorum for the transaction of business.  If, at any meeting of the Board, there shall be less than a quorum present, a majority of those present may adjourn the meeting, from time to time, until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

          Section 4.  First Meeting.  The newly elected Directors may hold their
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first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the annual meeting of stockholders or the time and place of

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